Exhibit 10.223

SECOND AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT of Lease (this “Amendment”) is made and entered into this day August 25, 2003, by and between GREENWAY PROPERTIES, INC. (F.K.A. WESTERN CENTER PROPERTIES, INC.) (“Landlord”) and PPD DEVELOPMENT, LP (“Tenant”).

W I T N E S S E T H:

WHEREAS, the Tenant entered into a Lease, dated April 30, 2001 and as amended on August 15, 2001 of certain space located at 8551 Research Way, Middleton, Wisconsin, in a Building known as the Research Center (“Building”); and

WHEREAS, the Landlord is the current owner of the real estate which is the subject matter of the Lease; and

WHEREAS, the Research Center has been expanded and the parties desire to decrease the pro-rata share of certain space to the premises on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1. Pro Rata Share. Effective June 2, 2003 the pro rata share will change from Twelve point Eight percent (12.8%) to Twelve point six percent (12.6%) (23,942 square feet of 190,549 square feet) as per calculation on attached Exhibit A.

2. Except as specifically amended herein, the Lease is hereby ratified and affirmed and shall remain in full force and effect. Each party acknowledges that the other party is not in default under this Lease nor does either party know of any circumstance that, with the giving of notice, would result in the other party being in default under this Lease.

IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above written.

LANDLORD:		TENANT:

GREENWAY PROPERTIES, INC.		PPD DEVELOPMENT, LP

		By:	PPD GP, LLC, Its General Partner

By:	/s/ Scott Berger	By:	/s/ Fred B. Davenport, Jr.
	Scott Berger		Fred B. Davenport, Jr.
	Vice President		Vice President

EXHIBIT A